Tempur Sealy Initiates Quarterly Cash Dividend And Increases Share Repurchase Authorization
–Declared Quarter Dividend of $0.07 Per Share
–Increased Existing Share Repurchase Authorization by Over $200 Million to $400 Million

LEXINGTON, KY, February 11, 2021 – Tempur Sealy International, Inc. (NYSE: TPX, “Tempur Sealy” or “Company”) today announced that its Board of Directors has initiated a cash dividend on its common stock. For the first quarter of 2021, the Board of Directors has declared a dividend of $0.07 per share. The dividend is payable on March 12, 2021 to shareholders of record as of February 25, 2021.

The Company also announced that its Board of Directors has increased the existing authorization under the Company’s share repurchase program by over $200 million to a total of $400 million.

Tempur Sealy Chairman and CEO Scott Thompson commented, “The Board of Directors has initiated a quarterly cash dividend and once again authorized an increase to our share repurchase authorization. Our new quarterly dividend paired with our share repurchase strategy reflects our confidence in the long-term growth outlook of the business. Our record low financial leverage, robust cash flow attributes and our anticipated growth in 2021 position us well to continue to return value to our shareholders while simultaneously investing in our people and business over the long term.”

Stock repurchases under this program may be made through open market transactions, negotiated purchases or otherwise, at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice. Repurchases may be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under federal securities laws.

Forward-Looking Statements
This press release contains statements that may be characterized as "forward-looking" within the meaning of the federal securities laws, which includes information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “expects,” "will," “should,” “would” and variations of such words or similar expressions are intended to identify such statements. These forward-looking statements include, without limitation, statements relating to the Company’s share repurchase program, quarterly cash dividends and the Company’s expectations regarding future performance and operating cash flow. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risk factors include the risk factors discussed under the heading "Risk Factors" in Part I, ITEM 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, ITEM 1A of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances after the date on which such statement is made.

About the Company
Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a global leader in the design, manufacture and distribution of bedding products, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic, Sealy® featuring Posturepedic® Technology, and Stearns & Foster® and our non-branded offerings include value-focused private label and OEM products. Our distinct brands allow for complementary merchandising strategies and are sold through third-party retailers, our Company-owned stores and e-commerce channels. This omni-channel strategy ensures our products are offered wherever and however consumers want to shop.

Lastly, we accept our global responsibility to serve all stakeholders, our community and environment. We continue to implement programs consistent with our responsibilities.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com